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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-50289, 333-50205, 333-58817) of Cal Dive
International, Inc. of our report dated November 13, 2002 relating to the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Property Purchased from Shell Oil Company, which appear in the Current Report on Form 8-K of Cal Dive International, Inc. dated November 13, 2002.

PricewaterhouseCoopers LLP

Houston, Texas
November 13, 2002